                                                                    EXHIBIT 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
              PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED UNDER
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of General Cable Corporation (the "Company"), does hereby certify with respect to the Annual Report of the Company on Form 10-Q for the quarter ended March 31, 2004 (the "Report") that:

            1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                               Date:  May 7, 2004     s\:GREGORY B. KENNY
                                                      -------------------
                                                      Gregory B. Kenny
                                                      Chief Executive Officer

                               Date:  May 7, 2004     s\:CHRISTOPHER F. VIRGULAK
                                                      --------------------------
                                                      Christopher F. Virgulak
                                                      Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.